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                                                                    EXHIBIT 99.1

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For Press Inquires:                                                  For Investor Inquires:
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
Faye Merridith                       Laura Schonemann                Dov Gal              Maria McAuslan
PLATINUM technology, inc.            Conningham Communication        MEMCO Software       PLATINUM technology, inc.
(630) 691-0688                       (617) 374-4218                  (917) 705-3424       (630) 691-0771
merrideth@platinum.com               lschonemann@ccirp.com           info@memco.com       mcauslan@platinum.com
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                 PLATINUM technology to Acquire MEMCO Software

  Acquisition to establish PLATINUM as dominant force in enterprise security market with expansion of security product portfolio, professional services, and development expertise

Oakbrook Terrace, IL, August 13, 1998 -- PLATINUM technology, inc.(NASDAQ:
PLAT), provider of IT infrastructure management software and services, today announced it has signed a definitive agreement to acquire MEMCO Software, Ltd. (NASDAQ: MEMCF), a leading provider of information security software. The combined offerings of both companies will provide an unparalleled solution for protecting enterprise networks, databases, and systems across multiple platforms. PLATINUM technology will acquire MEMCO in a tax-free, stock-for-stock pooling of interests valued at just over $400 million.

Under the terms of the transaction, MEMCO will become a wholly-owned subsidiary of PLATINUM. PLATINUM will exchange 0.836 shares of PLATINUM common stock for each share of MEMCO Software stock. The implied purchase price for MEMCO is approximately $412 million (or $26 per share) as of August 12, 1998. This is based on a ten-day average of PLATINUM's stock price, net of cash and option proceeds, before transaction expenses, and exclusive of PLATINUM's current ownership in MEMCO of 5.4 percent fully diluted. The acquisition, which has been approved by the boards of both companies, is subject to the filing of a registration statement with the Securities and Exchange Commission, the approval of shareholders of MEMCO, and other legal and regulatory conditions customary in such agreements. Voting agreements for 40 percent of the MEMCO stock have already been cast in favor of the acquisition. It is expected that the acquisition will be completed early in the first quarter of 1999.

MEMCO has a strong financial position with approximately $54 million in cash and 1998 revenue currently estimated to be $55 million. Over the past three years, MEMCO has experienced compounded annual growth of over 300 percent.

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PLATINUM technology, inc. to Acquire MEMCO Software                  Page 2 of 4


With this transaction, PLATINUM will become one of the largest security software providers in the industry. Together, PLATINUM and MEMCO will be a clear leader in enterprise security, offering a rich solution in areas such as access control, single sign on, user and database security administration, authentication, intrusion detection, secure communications, risk assessment and policy audit. PLATINUM's security offering, as part of PLATINUM ProVision, will address the market's need for a single source product and service solution to manage and protect data, systems, and applications. Both PLATINUM and MEMCO are recognized as offering best-in-class security solutions by a number of industry analysts, including Gartner Group, who identified PLATINUM Single Sign On and MEMCO Access Control as leading solutions in their respective categories. In addition, security products including MEMCO's Access Control solution will continue to be available through enterprise management vendors such as IBM/Tivoli (who sell this solution as part of their TME offering).

"Today PLATINUM is joining forces with a powerhouse in security to extend its security products, channels, development capabilities and marketshare," said Andrew "Flip" Filipowski, President and CEO of PLATINUM technology. "This builds on our current investment, synergies and success with MEMCO, and will further solidify our leadership in the enterprise security arena. We are the only vendor positioned to offer IT organizations integrated security as part of enterprise-caliber management solutions across data, systems, and applications."

"It is a natural fit for MEMCO to be joining PLATINUM, a world-class software and services organization with best-in-class people and technology," said Israel Mazin, Chairman and CEO of MEMCO Software. "Security spans all areas of the IT infrastructure and needs to be integrated with systems, networks, data, and application management solutions. PLATINUM is the one vendor who offers us that opportunity. We will be more valuable to our customers as part of a broader integrated enterprise security offering and IT management portfolio."

The combination of PLATINUM and MEMCO will offer a number of key synergies:

Greater channel and organizational efficiencies -- PLATINUM and MEMCO can work together in the channel. This is expected to increase average sales value and shorten sales cycles. As a result of PLATINUM's experience reselling MEMCO's solutions, the two companies will assimilate very easily.

Adding a major force in security -- MEMCO is a leader in security development and consulting and is at the forefront in developing advanced security solutions with over 200 clients including Charles Schwab, GTE, Motorola, MCI, Guardian Life.

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PLATINUM technology, inc. to Acquire MEMCO Software                  Page 3 of 4


Synergies between our sales forces -- MEMCO's specialized security sales force combined with PLATINUM's worldwide coverage will yield a powerful team in the field.

Expansion to key international markets -- PLATINUM will expand distribution of MEMCO's solutions to international markets.

World class security development team and unparalleled professional services and support -- This acquisition will add close to 200 technical security experts to PLATINUM's already formidable security expertise.

Expanded market opportunity -- PLATINUM and MEMCO have strong cross-selling opportunities within the security product lines, as well as across PLATINUM's infrastructure management offerings.

About PLATINUM technology

PLATINUM technology, inc., headquartered in Oakbrook Terrace, Illinois, had 1997 revenues of $739 million. PLATINUM provides software and services that help IT organizations manage and improve the IT infrastructure. Solutions include database and systems management, data warehousing and decision support, application lifecycle, and Year 2000 reengineering.

About MEMCO Software

MEMCO Software Ltd. is a supplier of choice for securing mission critical applications and providing enterprise-wide security for distributed computing environments. MEMCO's flagship software product, SeOS (Security for Open Systems), provides access control security for Unix and Windows NT servers. MEMCO addresses the single sign-on market with its Proxima product suite, which automates user logins and centralizes user account management. MEMCO also offers the award winning SessionWall-3 network surveillance, intrusion detection, and response software. The company's customers include leaders in finance, telecommunications and other industries where information security is critical. MEMCO successfully partners with many of the world's largest software companies, systems integrators and value-added resellers, including a strategic OEM relationship with Tivoli Systems, Inc., IBM company. The company's international headquarters are located in Tel Aviv, Israel. MEMCO operates in North America through MEMCO Software Inc., a wholly owned subsidiary based in Redwood City, California.

Safe Harbor Provision

The statements contained in this release regarding PLATINUM's future operating results and performance and business prospects - including results, performance and prospects reflecting PLATINUM's acquisition of MEMCO Software -- are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "expect," "believe," and similar expressions, as they relate to

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PLATINUM technology, inc. to Acquire MEMCO Software                  Page 4 of 4


PLATINUM or its management, have been used to identify such forward-looking statements. These statements reflect PLATINUM's current beliefs and specific assumptions with respect to future business decisions and are based on information currently available to PLATINUM. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause PLATINUM's actual operating results, performance or business prospects to differ from those expressed in, or implied by, these statements. These risks, uncertainties and contingencies include the risk that the acquisition of MEMCO Software will not be consummated, the maturation and success of PLATINUM's software infrastructure strategy, risks related to the Year 2000 challenge, risks inherent in conducting international business, risks associated with conducting a professional services business, changes in PLATINUM's product and service mix and product and service pricing, the effectiveness of PLATINUM's efforts to control operating expenses, general economic and business conditions in the United States and other countries in which PLATINUM sells its products and services, charges and costs related to acquisitions, and PLATINUM's ability to: develop and market existing and acquired products for the information technology infrastructure market; successfully integrate its acquired products, services and businesses and continue its acquisition strategy; adjust to changes in technology, customer preferences, enhanced competition and new competitors in the software infrastructure and professional services markets; protect its proprietary software rights from infringement or misappropriation; maintain or enhance its relationships with relational database vendors; and attract and retain key employees. PLATINUM is not obligated to update the information contained in this press release.

Note: Andrew J. (Flip) Filipowski, the president and CEO and a director of PLATINUM, is a director of MEMCO Software. Filipowski excused himself from deliberations of the MEMCO board regarding this transaction.

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All PLATINUM technology, inc. product names and product category names are trademarks of PLATINUM technology, inc. Other company names and product names referenced herein may be trademarks or registered trademarks of the respective corporation.